EXHIBIT 21.1
SUBSIDIARIES OF PROASSURANCE CORPORATION
PRA Professional Liability Group, Inc. (Delaware)
    ProAssurance Indemnity Company, Inc. (Alabama)
        ProAssurance American Mutual, A Risk Retention Group (District of Columbia)(1)
    ProAssurance Casualty Company (Michigan)
    ProAssurance Specialty Insurance Company, Inc. (Alabama)
    ProAssurance General Insurance Company, Ltd. (Bermuda)
    ProAssurance Insurance Company of America (Illinois)
    IAO, Inc. (Alabama)
PRA Group Holdings, Inc. (Delaware)
    PRA Services Corporation (Michigan)
    Medmarc Casualty Insurance Company (Vermont)
        Hamilton Resources Corporation (Delaware)
Noetic Specialty Insurance Company (Vermont)
    PRACCL, Ltd. (United Kingdom)
        PRA Corporate Capital, Ltd. (United Kingdom)
ProAssurance Group Services Corporation (Alabama)
Eastern Insurance Holdings, Inc. (Pennsylvania)
    Eastern Re Ltd, S.P.C. (Cayman Islands)
    Inova Re Ltd, S.P.C. (Cayman Islands)
    Eastern Advantage Assurance Company (Pennsylvania)
    Allied Eastern Indemnity Company (Pennsylvania)
    Eastern Alliance Insurance Company (Pennsylvania)
NORCAL Insurance Company (California)(2)
NORCAL Specialty Insurance Company (Texas)
Florida Doctors Holding Company, LLC (Florida)
FD Insurance Company (Florida)
Insurance Company Managers, LLC (Florida)
FLDIC Practice Solutions, LLC (Florida)
NORCAL Specialty Insurance Services, LLC (Delaware)
NORCAL Management Company (California)
PPM Insurance Services, Inc. (Missouri)
Preferred Physicians Medical Risk Retention Group, A Mutual Insurance Company (Missouri)
Medicus Insurance Holdings, Inc. (Delaware)
Medicus Insurance Company (Texas)
Medicus Risk Purchasing Group, Inc. (Texas)

(1) Organized on January 1, 2015 by PRA Indemnity. PRA Indemnity officers currently serve as the Risk Retention Group’s (RRG) directors. PRA Indemnity provides all necessary services for the RRG and is the primary capital provider through a $10 million surplus note.

(2) All NORCAL companies were acquired as part of ProAssurance's acquisition of NORCAL on May 5, 2021.